November 24, 2003


Securities and Exchange Commission
Attn:  Operations Filing Desk
450 5th Street NW
Washington, DC  20549

To whom it may concern:

Enclosed please find a copy of the 2004 Semi-Annual Report to Shareholders that was mailed to shareholders of the Redwood MicroCap Fund, Inc. this week.

Please add this to our existing files as our reporting copy.


Sincerely,

//John C Power
John C. Power
President


Enclosure



















November 24, 2003


Securities and Exchange Commission
Attn:  Filing Desk
1801 California, Suite 4800
Denver, CO  80202-2648

To whom it may concern:

Enclosed please find a copy of the 2004 Semi-Annual Report to Shareholders that was mailed to shareholders of the Redwood MicroCap Fund, Inc. this week.

Please add this to our existing files as our reporting copy.


Sincerely,

//John C Power
John C. Power
President


Enclosure